Exhibit 4.9

Execution Version

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH UNITS IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO A limited liability operating agreement, AS AMENDED, AS OF THE DATE HEREOF, BY AND AMONG QUANTUM SPACE, LLC (THE “COMPANY”), MEMBER OF THE COMPANY, AND THE ORIGINAL HOLDER HEREOF (AS AMENDED FROM TIME TO TIME, THE “LLC AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LLC AGREEMENT. A COPY OF THE LLC AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Original Issue Date: June 8, 2026

FOR VALUE RECEIVED, Quantum Space, LLC, a Delaware limited liability company (the “Company”), hereby certifies that [●], a [●], or its registered assigns (the “Holder”) is entitled to purchase from the Company [●] duly authorized and validly issued Common Units at a purchase price per share of $12.00 (subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions, and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to the terms of the Securities Purchase Agreement, dated as of June 8, 2026 (the “Purchase Agreement”), between the Company and the Holder.

This Warrant is one of a series of warrants with substantially the same terms as this Warrant with an initial exercise price of $12.00 per share issued pursuant to securities purchase agreements with substantially the same terms as the Purchase Agreement (such series of warrants, the “Related Warrants”).

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Units in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Board” means the board of managers of the Company.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that certain business combination agreement, dated June 8, 2026, by and among Inflection Point Acquisition Corp. VI (prior to the closing of the Business Combination, “SPAC,” and following the closing of the Business Combination “PubCo”), IPFX Merger Sub, Inc. and the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Common Unit Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Units, including, without limitation, any debt, preferred unit, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Unit, and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, Common Units.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Units and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, Common Units.

“Exempt Issuance” means the issuance or deemed issuance of Exempted Securities (as defined in the LLC Agreement).

“Certificate of Formation” means the certificate of formation filed with respect to the Company, as such certificate may be corrected, amended, or restated.

“Class A Units” means the Class A units of the Company.

“Company” has the meaning set forth in the preamble.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York, New York time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant, and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date, the fair market value as determined by the Board in its good faith.

“Inflection Point” means Inflection Point Asset Management LLC and/or one or more of its Affiliates.

“Options” means any rights, warrants or options to subscribe for or purchase Common Units or Convertible Securities.

“Option Value” means the value of an Option based on the Black-Scholes model reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to 100%, (iii) the underlying price per unit used in such calculation shall be equal to the highest price per share at which the Company has sold (or has been deemed to have sold) Common Units, (iv) a zero cost of borrow and (v) a 360 day annualization factor , provided, however, in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, in no event shall the Option Value exceed a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (1) the number of Common Units underlying such Option divided by (2) the total number of Common Units issued or issuable in the integrated transaction (including the number of units underlying such Option).

“Required Holders” means the holders of a majority in interest (based on remaining aggregate Warrant Units) of the Related Warrants then outstanding, which majority must include Inflection Point if Inflection Point then holds any Related Warrants.

“VWAP” means, for any date and any security, the price determined by the first of the following clauses that applies: (a) if the security is then listed or quoted on a Trading Market, the arithmetic mean of the daily volume weighted average prices of the security for each of the 20 Trading Days preceding such date (or the nearest preceding date) on the Trading Market on which the security is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), with each such Trading Day weighted equally regardless of the aggregate trading volume for such Trading Day, (b) if OTCQB or OTCQX is not a Trading Market, the arithmetic mean of the daily volume weighted average prices of the security for each of the 20 Trading Days preceding such date (or the nearest preceding date) on OTCQB, OTCQX or OTCID as applicable, calculated in the same manner as clause (a), (c) if the security is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the security are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and the lowest closing ask price of the security for the 20 Trading Days preceding such date, or (d) in all other cases, the fair market value of the security as determined by an independent appraiser selected in good faith by Required Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For the avoidance of doubt, the daily volume weighted average price for each individual Trading Day shall be determined by Bloomberg in accordance with its standard methodology, and the VWAP for the applicable period shall be calculated by summing such daily values and dividing by the number of Trading Days in the measurement period (i.e., 20 Trading Days), such that each Trading Day’s price is given equal weight irrespective of trading volume.

2. Term of Warrant. If the Business Combination Agreement has been terminated in accordance with its terms, subject to the terms and conditions hereof, then at any time or from time to time after the date hereof and prior to 5:00 p.m., New York, New York time, on the fifth (5th) anniversary of the date of the termination of the Business Combination Agreement or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Units purchasable hereunder (subject to adjustment as provided herein). Notwithstanding the foregoing, if the Business Combination is consummated and the Holder has not elected to contribute this Warrant to PubCo pursuant to Section 4(e), the Exercise Period shall expire at 5:00 p.m., New York, New York time, on the fifth (5th) anniversary of the closing of the Business Combination or, if such day is not a Business Day, on the next preceding Business Day.

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Units, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Units to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price; or

(ii) by instructing the Company to withhold a number of Warrant Units then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price

In the event of any withholding of Warrant Units pursuant to clause (ii) above where the number of Class A Units whose value is equal to the Aggregate Exercise Price is not a whole number, the number of Class A Units withheld by or surrendered to the Company shall be rounded down to the nearest whole Class A Units.

(c) Record Keeping of Exercise of Warrant. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant, and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within 15 Business Days thereafter, update Schedule A of the LLC Agreement accordingly and deliver (or cause to be delivered) cash in lieu of any fraction of a share, as provided in Section 3(d) hereof.

(d) Fractional Unit. The Company shall not be required to issue a fractional Warrant Unit upon exercise of any Warrant. As to any fraction of a Warrant Unit that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Unit on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Units being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Units called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Units. With respect to the exercise of this warrant, the Company hereby represents, covenants, and agrees that:

(i) this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued;

(ii) all Warrant Units issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or reasonably appropriate in order that such Warrant Units are, duly authorized, validly issued and non-assessable, free and clear of all taxes, liens and charges, and without violation of any preemptive or similar rights of any member of the Company;

(iii) The Company shall take all such actions as may be reasonably necessary to ensure that all such Warrant Units are issued without violation by the Company of any applicable law or governmental regulation to the extent that such applicable law or governmental regulation would prevent the issuance of such Warrant Units or materially and adversely impact the Company; and

(iv) The Company shall pay all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Units upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Units to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Conditional Exercise. If an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Units. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Class A Units or other securities constituting Warrant Units, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Units issuable upon the exercise of this Warrant, and the par value per Warrant Unit shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Units receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue Class A Units upon the exercise of this Warrant.

4. Certain Adjustment to Exercise Price and Number of Warrant Units.

(a) Stock Dividends and Splits. If the Company at any time while this Warrant is outstanding: (i) pays a unit dividend or otherwise makes a distribution or distributions on Common Units or any other equity or equity equivalent securities payable in Common Units (which, for avoidance of doubt, shall not include any Common Units issued by the Company upon exercise of this Warrant or any cash distributions), (ii) subdivides outstanding Common Units into a larger number of units, (iii) combines (including by way of a reverse stock split) outstanding Common Units into a smaller number of units, or (iv) issues by reclassification of Common Units any units of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Units (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Units outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the Aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Adjustment Upon Issuance of Common Units. If, while this Warrant is outstanding and after the occurrence of a Termination Event, the Company issues or sells, or in accordance with this Section 4(b) is deemed to have issued or sold, any Common Units (including the issuance or sale of Common Units owned or held by or for the account of the Company, but excluding Common Units deemed to have been issued or sold by the Company in connection with any Exempt Issuance) for a consideration per unit (the “New Issuance Price”) less than the Exercise Price then in effect (such price threshold, the “Applicable Price”, and each such issue, sale or deemed issuance or sale, a “Dilutive Issuance”), in issuances and sales conducted for the purpose of raising capital by the Company, then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Exercise Price under this Section 4(b), the following shall be applicable:

(i) Options and Convertible Securities. The consideration per unit received by the Company for Common Units deemed to have been issued pursuant to Section 4(b)(ii), relating to Options and Convertible Securities, shall be determined by dividing: (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of Common Units (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) deemed to be issued pursuant to Section 4(b)(ii) upon the issuance of such Options or Convertible Securities.

(ii) Deemed Issuance of Options and Convertible Securities. If the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Units (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be outstanding and to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(iii) Change in Option Price. If, after the Original Issue Date, the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Units increases or decreases at any time, (other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 4(a) above and (y) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price, which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Original Issue Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Units deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.

(iv) Calculation of Consideration Received. In case one or more Options is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) each such Option will be deemed to have been issued for the Option Value of such Option and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of such Option. If any Common Units, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any Common Units, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such publicly traded securities on the date of receipt. If any Common Units, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Units, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Common Units for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Units, Options or in Convertible Securities or (B) to subscribe for or purchase Common Units, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Common Units deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 4(a) above, if at any time after the Original Issue Date the Company grants, issues or sells any Common Unit Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Units (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Units acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Units are to be determined for the grant, issue or sale of such Purchase Rights. To the extent that the issue price of such Purchase Rights would result in an adjustment of the Exercise Price pursuant to Section 4(b), such adjustment shall not occur to the extent the Holders were granted the right to acquire such Purchase Rights on the applicable terms.

(d) Reserved.

(e) Business Combination. In connection with the closing of the Business Combination, the Holder shall have the right, but not the obligation, to elect to contribute this Warrant to PubCo in exchange for a warrant of PubCo in substantially the form attached hereto as Exhibit B (a “Preferred Investor Warrant”), initially exercisable for a number of shares of common stock of PubCo equal to the Aggregate Exercise Price divided by twelve (12), on the terms and subject to the conditions set forth in the Business Combination Agreement. To exercise such election, the Holder must deliver written notice to the Company (or to PubCo of its intent to exercise such election at least three Business Days prior to the closing date of the Business Combination Agreement. If the Holder does not timely make such election, this Warrant shall remain outstanding and exercisable in accordance with its terms following the closing of the Business Combination.

(f) Fundamental Transaction. If the Business Combination Agreement has been terminated without the Business Combination having closed, and following such termination the Company closes a Change of Control, then, at the effective time of the Change of Control, the Holder shall be entitled to receive, in cash, the Option Value of this Warrant (the “CoC Price”). This Warrant shall terminate immediately upon a Change of Control, subject to Holder’s receipt of the CoC Price. As used herein, a “Change of Control” means: (i) a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation as in effect on the initial issuance date of this Warrant) or (ii) the closing of the Company’s first firm commitment underwritten initial public offering of its equity pursuant to a registration statement filed under the Act; provided, that the Business Combination shall not constitute a Change of Control hereunder.

(g) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of Common Units deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Units (excluding treasury shares, if any) issued and outstanding.

(h) Number of Warrant Units. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 4, the number of Warrant Units that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Units shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(i) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Units and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Units, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Units, (C) the Company shall authorize the granting to all holders of the Common Units rights or warrants to subscribe for or purchase equity securities of any class or of any rights, (D) the approval of any unitholders of the Company shall be required in connection with any reclassification of the Common Units, any consolidation or merger to which the Company (or any of its subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Units are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the records of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Units of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Units of record shall be entitled to exchange their Common Units for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that, the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

5. Member Agreements. This Warrant and all the Warrant Units issuable upon exercise of this Warrant are and shall be subject to, and have the benefit of, (i) the LLC Agreement, (ii) the Investors’ Rights Agreement and (iii) the ROFR/Co-Sale Agreement (each as amended, and as may be further amended or restated from time to time, collectively, the “Member Agreements”) and the Holder shall be required, for so long as the Holder holds any Warrant Units, to become and remain a party to the Member Agreements.

6. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon and the limitations and provisions with respect to transfers of Class A Units provided in ARTICLE VII of the LLC Agreement (even if the Warrant is unexercised) and only after termination of the Business Combination Agreement pursuant to and in accordance with its terms, this Warrant and all rights hereunder shall be transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit C. Upon such compliance, surrender, and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

7. Holder Not Deemed a Member; Limitations on Liability. Prior to the issuance to the Holder of the Warrant Units to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of units of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a member of the Company or any right to vote, give, or withhold consent to any action (whether any reorganization, issue of units, reclassification of units, consolidation, merger, conveyance, or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a member of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the members of the Company generally, contemporaneously with the giving thereof to the members.

8. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Units as the Warrant so lost, stolen, mutilated, or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant and the LLC Agreement as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant and the LLC Agreement as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Units as the Warrant or Warrants so surrendered in accordance with such notice.

9. No Impairment. The Company shall not, by amendment of its LLC Agreement, the other Member Agreements, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder.

10. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell, or otherwise dispose of this Warrant or any Warrant Units to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Units issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH UNITS IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Units to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Units, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Units to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Units. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects, and financial condition of the Company.

11.Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination, or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

12.Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with evidence or confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12). Actual notice is effective as notice in all instances.

If to the Company:	Quantum Space, LLC 801 Thompson Avenue, Suite 201 Attention: Edward Sonnenschein Email: Ted@ibx-llc.com

with a copy (which will not constitute notice) to:	Reed Smith LLP 2850 N. Harwood Street, Suite 1500 Dallas, TX 75201 Attention: Lynwood E. Reinhardt Email: LReinhardt@reedsmith.com

If to the Holder:	[HOLDER ADDRESS] Facsimile: [FAX NUMBER] Email: [EMAIL ADDRESS] Attention: [TITLE OF OFFICER]

with a copy (which will not constitute notice to:	[HOLDER LAW FIRM] Facsimile: [FAX NUMBER] Email: [EMAIL ADDRESS] Attention: [ATTORNEY NAME]

13. Cumulative Remedies. Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

14. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction.

15. Entire Agreement. This Warrant, together with the Company Agreement and the SPA, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant, the Company Agreement and the Purchase Agreement, the statements in the body of this Warrant shall control.

16. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Warrant.

18. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19. Amendment and Modification; Waiver. The Related Warrants, including this Warrant, may be amended with the written consent of the Company and the Required Holders, provided, however, and notwithstanding anything in this Warrant or the Related Warrants to the contrary, no provision of the Related Warrants, including this Warrant, shall be amended to the extent any such amendment would (i) disproportionately, materially and adversely modify any rights of any holder of Related Warrants (as compared to the rights of the other holders of Related Warrants), (ii) impose any additional financial obligations or liabilities on a holder of Related Warrants or (iii) amend the provisions of Section 2, Section 3, Section 4, or this Section 19, unless such amendment applies to all holders of Related Warrants in the same fashion, in each case, unless any such holder of a Related Warrant shall have previously consented in writing to such amendment or voted to approve such amendment at a meeting. No consideration shall be offered or paid to any holder of Related Warrants to amend or consent to a waiver or modification of any provision of the Related Warrants unless the same consideration is also offered to all of the holders of Related Warrants. For clarification purposes, this provision constitutes a separate right granted to each holder of Related Warrants by the Company and negotiated separately by each holder of Related Warrants, and is intended for the Company to treat the holders of Related Warrants as a group and shall not in any way be construed as the holders of Related Warrants acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

20. Severability. If any term or provision of this Warrant is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21. Governing Law. This Warrant, and all claims or causes of action based upon, arising out of, or related to this Warrant, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

22. Submission to Jurisdiction. Any proceeding or Legal Proceeding based upon, arising out of or related to this Warrant must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Legal Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Legal Proceeding arising out of or relating to this Warrant or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought pursuant to this Section 22.

23. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT.

24. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[signature page follows]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

QUANTUM SPACE, LLC

By:

[Warrant Signature Page]

Accepted and agreed,

[NAME OF HOLDER]

By:
[NAME]
[TITLE]

[Warrant Signature Page]

Exhibit A
Exercise Agreement

The undersigned hereby elects to exercise its right under the Warrant to which this Agreement is appended by purchasing [NUMBER] fully paid and non-assessable Common Units of the Company, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

___________________________

(Name)

___________________________

(Address)

___________________________

(Taxpayer Number)

and delivered to:

___________________________

(Name)

___________________________

(Address)

The Aggregate Exercise Price of $[●] is being paid by wire transfer of immediately available funds.

Or

In lieu of payment of the Aggregate Exercise Price, the attached Warrant is being exercised in accordance with the provisions of Section 3 of the Warrant.

Date:     _______________________

Signed: _______________________

(Name of Holder, Please Print)

_______________________

(Address)

_______________________

(Signature)

A-1

Exhibit B
Form of Pubco Warrant

[NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.]1

[QUANTUM SPACE, INC.]

COMMON STOCK PURCHASE WARRANT

Warrant Shares: [_________]	Initial Exercise Date: [●], [●]

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [ ] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [●], [●]2 (the “Termination Date”) but not thereafter, to subscribe for and purchase from [Quantum Space, Inc.], a Delaware corporation (the “Company”), up to [ ] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Class A Common Stock. The purchase price of one share of Class A Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

This Warrant is one of a series of common stock purchase warrants with substantially the same terms as this Warrant (notwithstanding that certain of such warrants are [not] subject to restriction on free marketability), with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date (such series of warrants, the “Related Warrants”).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Schedule A hereto.

Section 2. Exercise.

(a)	Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency that the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company), as applicable, of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Not later than the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is available and specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

[1]	NTD: To be included on Warrants issued for new money on the Closing Date, but not on Warrants issued in exchange for Company Pre-Funded Convertible Note Investor Warrants unless required by applicable securities law.

[2]	NTD: Five years after Initial Exercise Date.

(b)	Exercise Price. The exercise price per share of Class A Common Stock under this Warrant shall be $12.00, subject to adjustment hereunder (the “Exercise Price”).

(c)	Cashless Exercise. If at any time after the [Effectiveness Deadline] as defined in the Registration Rights Agreement, (x) the Warrant Shares issuable upon exercise of this Warrant would be (i) “restricted securities” as defined in Rule 144 or (ii) the Holder is an Affiliate of the Company and (y) there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing ((A-B) multiplied by (X)) by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day, (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day or (3) executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day), or (ii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d)	Mechanics of Exercise.

(i)	Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, and otherwise by physical delivery of a certificate, (or reasonable evidence of issuance by book entry of ownership of the Warrant Shares) registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the later of (i) the Standard Settlement Period after the delivery to the Company of the Notice of Exercise, and (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”); provided, however, in any event, the Company shall not be obligated to deliver Warrant Shares until it has received the aggregate Exercise Price therefor. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received no later than the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class A Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii)	Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)	Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date (subject to receipt of the aggregate Exercise Price for the applicable exercise (other than in the case of a cashless exercise)), then the Holder will have the right to rescind such exercise prior to the delivery of the Warrant Shares.

(iv)	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(v)	Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares pursuant to the terms of this Warrant.

(vi)	Closing of Books. The Company will not close its stockholder books or records in any manner intended to prevent the timely exercise of this Warrant, pursuant to the terms hereof.

(e)	Holder’s Exercise Limitations. The Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 2(e); however, the Holder shall not be subject to this Section 2(e) unless he, she or it makes such election. If the election is made, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of 4.9%, 9.9%, or 19.9% of the Class A Common Stock (or such other amount as the Holder may specify) (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by the Holder, its Affiliates and Attribution Parties shall include the number of shares of Class A Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and, of which portion of this Warrant is exercisable up to the Beneficial Ownership Limitation shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s good faith determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case, subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. For purposes of this Section 2(e), in determining the number of outstanding shares of Class A Common Stock, a Holder may rely on the number of outstanding shares of Class A Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Class A Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm in writing to the Holder the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Class A Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to the Holder, provided, however, that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a)	Stock Dividends and Splits. If the Company at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Class A Common Stock issued by the Company upon exercise of this Warrant or any cash distributions), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)	VWAP Reset. If on the twenty-first Trading Day following the date that is six months after the Closing Date, the VWAP (the “Measurement Price”) is less than the Exercise Price then in effect, then the Exercise Price then in effect shall be reduced to an amount equal to the greater of (i) the Measurement Price and (ii) $7.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Purchase Agreement). No adjustment pursuant to this Section 7(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(c)	Adjustment Upon Issuance of Common Stock. If and whenever on or after the Closing Date, the Company issues or sells, or in accordance with this Section 3(c) is deemed to have issued or sold, any shares of Class A Common Stock (including the issuance or sale of shares of Class A Common Stock owned or held by or for the account of the Company, but excluding shares of Class A Common Stock issued or sold, or deemed to have been issued or sold, by the Company in connection with any Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than the Exercise Price then in effect (each such issue, sale or deemed issuance or sale, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.

For purposes of determining the adjusted Exercise Price under this Section 3(c), the following shall be applicable:

(i)	Options and Convertible Securities. The consideration per share received by the Company for Class A Common Stock issued or deemed to have been issued pursuant to Section 3(c)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(1)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)	the maximum number of shares of Class A Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) deemed to be issued pursuant to Section 3(c)(ii) upon the issuance of such Options or Convertible Securities.

(ii)	Deemed Issuance of Options and Convertible Securities.

(1)	If the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Class A Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be outstanding and to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2)	If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Class A Common Stock increases or decreases[3] at any time, (other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a) above and (y) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price, which would have been in effect at such time had such Options or Convertible Securities provided for such decreased purchase price or additional consideration or increased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(c)(ii)(2), if the terms of any Option or Convertible Security that was outstanding as of the Initial Exercise Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(c)(ii)(2) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iii)	Calculation of Consideration Received.

(1)	In case one or more Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) each such Option will be deemed to have been issued for the Option Value of such Option and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of each such Options; provided, that, no share of Class A Common Stock shall be deemed to have been issued for less than a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of any such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (A) one divided by (2) the total number of shares of Class A Common Stock issued or issuable in the integrated transaction (including the number of shares underlying any Options and Convertible Securities).

(2)	If any shares of Class A Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Class A Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such publicly traded securities on the date of receipt (substituting the references to “Class A Common Stock” in the definition of VWAP with such publicly traded security). If any shares of Class A Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Class A Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

[3]	NTD: This provision applies if the conversion price or additional consideration decrease or if the conversion ratio increases. Holders are protected from increases in the Exercise price by the final sentence.

(iv)	Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Class A Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Class A Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Class A Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)	Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) and Section 3(c) above, if at any time after the Initial Exercise Date the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, any applicable Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Class A Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding any applicable Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Class A Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding any applicable Beneficial Ownership Limitation). To the extent that the issue price of such Purchase Rights would result in an adjustment of the Exercise Price pursuant to Section 3(c), such adjustment shall not occur to the extent the Holders were granted the right to acquire such Purchase Rights on the applicable terms and elected to acquire such Purchase Rights.

(e)	Reserved.

(f)	Fundamental Transaction.

(i)	If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of shares of Common Stock covered by Section 3(a)), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).

(ii)	For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock or ordinary shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction.

(iii)	The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder.

(g)	Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Class A Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Class A Common Stock (excluding treasury shares, if any) issued and outstanding.

(h)	Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 3, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein); provided, however, that (i) no adjustment to the number of Warrant Shares shall be made in connection with any adjustment to the Exercise Price pursuant to Section 3(b) and (ii) in connection with any reduction of the Exercise Price pursuant to Section 3(c), the number of Warrant Shares shall not be increased to more than the lesser of (A) the number determined under the foregoing proportionate-adjustment formula and (B) the number of Warrant Shares issued at original issuance multiplied by a fraction, the numerator of which is the original Exercise Price and the denominator of which is $7.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Purchase Agreement).

(i)	Notice to Holder.

(i)	Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)	Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that, notwithstanding the foregoing, any notice delivery requirement hereunder shall also be deemed satisfied by filing or furnishing such communication with the Commission via the EDGAR system; provided, further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided to the Holder in accordance with the terms of this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K, unless determined by the Company that such filing would be harmful to the Company at such time, in which case the Company shall file such 8-K as soon as is reasonably practicable in its discretion. Notwithstanding anything herein to the contrary, if the Corporation determines pursuant to the immediately preceding sentence not to simultaneously file a notice with the Commission pursuant to a Current Report on Form 8-K when such notice contains material, non-public information regarding the Corporation or any of the Subsidiaries, then, the Corporation shall first obtain the prior written consent of such Holder to receive such notice prior to delivering such notice to such Holder. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(j)	Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

(a)	Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)	New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto, and if applicable, shall reflect any adjustment to the Exercise Price prior to the date of such transfer or exchange.

(c)	Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)	Transfer Restrictions. This Warrant and the Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of this Warrant or the Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Holder or in connection with a pledge in connection with a bona fide margin account with a registered broker-dealer or other loan with a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act or other loan secured by this Warrant or the Warrant Shares, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of this Warrant or the Warrant Shares under the Securities Act.

(e)	Representation by the Holder. Except if such exercise were by means of a cashless exercise, the Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

(a)	No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in this Warrant.

(b)	Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)	Authorized Shares.

(i)	The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (without regard to any limitation on exercise set forth herein and assuming an Exercise Price equal to the lower of (i) $7.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Purchase Agreement) and (ii) the Exercise Price then in effect) (the "Required Reserve Amount"). If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Class A Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Class A Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then, the Company shall use its reasonable best efforts to promptly take all action necessary to increase the Company's authorized shares of Class A Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrant then outstanding. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Class A Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)	Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Certificate of Incorporation (or any Certificate of Designation thereto) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.

(iii)	Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Warrant, then, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(f)	Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(g)	Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto, or to such other address as the Company or the Holder may indicate by a notice delivered to the other from time to time, at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto, or to such other address as the Company or the Holder may indicate by a notice delivered to the other from time to time.

(i)	Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)	Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)	Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l)	Amendment. The Related Warrants, including this Warrant, may be amended with the written consent of the Required Holder, provided, however, and notwithstanding anything in this Warrant or the Related Warrants to the contrary, no provision of the Related Warrants, including this Warrant, shall be amended to the extent any such amendment would (i) disproportionately, materially and adversely modify any rights of any holder of Related Warrants (as compared to the rights of the other holders of Related Warrants), (ii) impose any additional financial obligations or liabilities on a holder of Related Warrants or (iii) amend the provisions of Section 2, Section 3, Section 4, or this Section 5(l), unless such amendment applies to all holders of Related Warrants in the same fashion, in each case, unless any such holder of a Related Warrant shall have previously consented in writing to such amendment or voted to approve such amendment at a meeting. No consideration shall be offered or paid to any holder of Related Warrants to amend or consent to a waiver or modification of any provision of the Related Warrants unless the same consideration is also offered to all of the holders of Related Warrants. For clarification purposes, this provision constitutes a separate right granted to each holder of Related Warrants by the Company and negotiated separately by each holder of Related Warrants, and is intended for the Company to treat the holders of Related Warrants as a group and shall not in any way be construed as the holders of Related Warrants acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

(m)	Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)	Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Warrant to be duly executed by their respective authorized signatories as of the date first indicated above.

[Quantum Space, Inc.]	Address for Notice:

By:
Name:
Title:	Email:

With a copy to (which shall not constitute notice):

IN WITNESS WHEREOF, the undersigned have caused this Common Stock Purchase Warrant to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Warrant Shares:

EIN Number:

SCHEDULE A

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the applicable party, threatened against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(f), (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow.

“Bloomberg” means Bloomberg L.P.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of [●], 2026, by and among the Company (or its predecessor), [IPFX Merger Sub], Inc. and Quantum Space LLC, as it may be further amended, modified or supplemented from time to time.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing Date” means the Trading Day on which the Business Combination is consummated.

“Class A Common Stock” means the Class A common stock, par value [$0.0001] per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Class B Common Stock” means the Class B common stock, par value [$0.0001] per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Class C Common Stock” means the Class C common stock, par value [$0.0001] per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock” means, collectively, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Class A Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class A Common Stock, and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, Class A Common Stock.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Class A Common Stock and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, Class A Common Stock.

“Exempt Issuance” means the issuance of (a) any securities of the Company to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreements or the Business Combination Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Class A Common Stock issued and outstanding on the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations and automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such securities which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein) or to extend the term of such securities, (c) the Underlying Shares and (d) securities issued pursuant to any merger, acquisition or strategic transaction or partnership approved by a majority of the directors of the Company, provided that (i) such securities are issued as “restricted securities” (as defined in Rule 144) or are issued pursuant to an effective registration statement pursuant to the Securities Act and (ii) any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but any such Exempt Issuance shall not include a transaction in which the Company is issuing securities (i) primarily for the purpose of raising capital, including an at-the-market offering, or (ii) to an entity whose primary business is investing in securities.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Option Value” means the value of an Option based on the Black-Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest weighted average price of the Class A Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor, provided, however, in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, in no event shall the Option Value exceed a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (1) the number of shares of Class A Common Stock underlying such Option divided by (2) the total number of shares of Class A Common Stock issued or issuable in the integrated transaction (including the number of shares underlying such Option).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Purchase Agreements” means the several Securities Purchase Agreements, between the Company and certain original holders of common stock purchase warrants, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement among the Company, the initial Holder of this Warrant and the other parties thereto.

“Required Holders” means the holders of a majority in interest (based on remaining aggregate Warrant Shares) of the Related Warrants then outstanding, which majority must include Inflection Point if Inflection Point then holds any Related Warrants.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Warrant, the other common stock purchase warrants, with substantially the same terms as this Warrant, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date and the Registration Rights Agreement, and all exhibits and schedules thereto.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock or exercise of this Warrant and the other common stock purchase warrants, with substantially the same terms as this Warrant, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a Trading Market, the arithmetic mean of the daily volume weighted average prices of the Class A Common Stock for each of the 20 Trading Days preceding such date (or the nearest preceding date) on the Trading Market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), with each such Trading Day weighted equally regardless of the aggregate trading volume for such Trading Day, (b) if OTCQB or OTCQX is not a Trading Market, the arithmetic mean of the daily volume weighted average prices of the Class A Common Stock for each of the 20 Trading Days preceding such date (or the nearest preceding date) on OTCQB, OTCQX or OTCID as applicable, calculated in the same manner as clause (a), (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and the lowest closing ask price of the Class A Common Stock for the 20 Trading Days preceding such date, or (d) in all other cases, the fair market value of a share of Class A Common Stock as determined by an independent appraiser selected in good faith by the Required Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For the avoidance of doubt, the daily volume weighted average price for each individual Trading Day shall be determined by Bloomberg in accordance with its standard methodology, and the VWAP for the applicable period shall be calculated by summing such daily values and dividing by the number of Trading Days in the measurement period (i.e., 20 Trading Days), such that each Trading Day’s price is given equal weight irrespective of trading volume.

EXHIBIT A

NOTICE OF EXERCISE

TO:

Attn:

Email:

(1)  The undersigned hereby elects to purchase __________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

___________________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

___________________________________________

[(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.]

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _____________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Date: ___________________________________________________________________________________________

A-1

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to Name:

Name:
(Please Print)
Address:
(Please Print)
Phone Number:
Email Address:
Dated: _______________, ____
Holder’s Signature:
Holder’s Address:

B-1

Exhibit C
Form of Assignment

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

___________________________

(Name)

___________________________

(Address)

the attached Warrant, together with all right, title and interest therein to purchase Common Units of Quantum Space, LLC (the “Company”), and does hereby irrevocably appoint ____________________________ as attorney-in-fact to transfer said Warrant on the books of the Company with full power of substitution in the premises.

Done this ___ day of ________________, 20_____.

(Signature)

(Name and Title)

(Address)

C-1